As filed with the Securities and Exchange Commission on June 26, 2000

                                                                REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                         DIME COMMUNITY BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                              11-3297463
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
       INCORPORATION OR                                      IDENTIFICATION NO.)
         ORGANIZATION)

                              209 HAVEMEYER STREET
                            BROOKLYN, NEW YORK 11211
                                 (718) 782-6200
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                     THE DIME SAVINGS BANK OF WILLIAMSBURGH
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST
                            (FULL TITLE OF THE PLAN)

                                 ---------------

                            Mr. Vincent F. Palagiano
                Chairman of the Board and Chief Executive Officer
                         Dime Community Bancshares, Inc.
                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
                     (NAME AND ADDRESS, INCLUDING ZIP CODE,
             TELEPHONE NUMBER AND AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
   Title of Securities to be          Amount to be      Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
          Registered                  Registered(1)        Price Per Share (2)           Offering Price (2)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value       400,000 shares             $17.15625                    $6,862,500                $1,811.70
------------------------------------------------------------------------------------------------------------------------------------
Plan Participation Interests(3)            --                      --                           --                        --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of Dime Community Bancshares, Inc. ("Dime Community") under The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust ("Plan") that could be acquired with the current assets of the Plan.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") pursuant to which shares of common stock of Dime Community offered pursuant to the Plan are deemed to be offered at $17.15625 per share, the average of the high and low per share prices of Dime Community common stock reported on the NASDAQ National Market System on June 21, 2000.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.

                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998, which was filed with the Commission pursuant to the Exchange Act;

         (3) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated February 15, 1996; and the description of the related Preferred Share Purchase Rights (the "Rights") issued by the Registrant pursuant to the Rights Agreement dated as of April 9, 1998 (the "Rights Agreement") between the Registrant and ChaseMellon Shareholder Services, L.L.C. included in the Registration Statement on Form 8-A filed with the Commission on April 15, 1998;

         (4) the Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000; and

         (5) the Registrant's Current Reports on Form 8-K, dated April 6, 2000 and April 12, 2000.


All documents filed by the Registrant and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Dime Community Bancshares, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Human Resources Department, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211. Telephone requests may be directed to (718) 782-6200.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director of officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors and officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

                  The Company has entered into an Employment Agreement dated June 26, 1996 with each of Vincent F. Palagiano, Michael P. Devine and Kenneth
J. Mahon pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.           EXHIBITS.

                  4.1 The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust.

                  4.2 Amendment Number One to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust.

                  4.3 Trust Agreement between The Dime Savings Bank of Williamsburgh and Marine Midland Bank, made as of May 6, 1996.

                  4.4 Agreement and Declaration of Trust for the RSI Retirement Trust.

                  4.5 Certificate of Incorporation of Dime Community Bancshares, Inc. (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission on September 28, 1998).

                  4.6 By-Laws of Dime Community Bancshares, Inc. (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission on September 28,
                           1998).

                  4.7 Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C. dated as of April 9, 1998, incorporated by reference to Exhibit
                           99.3 to the Registration Statement on Form 8-A filed with the Commission on April 15, 1998.

                  23.1     Consent of Deloitte & Touche LLP.


ITEM 9.           UNDERTAKINGS.

         A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

         B. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii)
do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 26th day of June, 2000.

                                       Dime Community Bancshares, Inc.
                                       (Registrant)


                                       By: /s/ Vincent F. Palagiano
                                           -----------------------------------
                                               Vincent F. Palagiano
                                               Chairman of the Board and Chief
                                               Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
/s/   Vincent F. Palagiano                       Chairman of the Board, Chief                  June 26, 2000
----------------------------------------------   Executive Officer and Director
      Vincent F. Palagiano                       (Principal Executive Officer)

/s/   Michael P. Devine                          President and Chief Operating                 June 26, 2000
----------------------------------------------   Officer and Director
      Michael P. Devine

/s/   Kenneth J. Mahon                           Executive Vice President and Chief            June 26, 2000
----------------------------------------------   Financial Officer (Principal
      Kenneth J. Mahon                           Financial and Accounting Officer)

/s/   Anthony Bergamo                            Director                                      June 26, 2000
----------------------------------------------
      Anthony Bergamo

/s/   George L. Clark, Jr.                       Director                                      June 26, 2000
----------------------------------------------
      George L. Clark, Jr.

/s/   Steven D. Cohn                             Director                                      June 26, 2000
----------------------------------------------
      Steven D. Cohn

                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
/s/   Patrick E. Curtin                          Director                                      June 26, 2000
----------------------------------------------
      Patrick E. Curtin

/s/   Joseph H. Farrell                          Director                                      June 26, 2000
----------------------------------------------
      Joseph H. Farrell

/s/   Fred P. Fehrenbach                         Director                                      June 26, 2000
----------------------------------------------
      Fred P. Fehrenbach

/s/   John J. Flynn                              Director                                      June 26, 2000
----------------------------------------------
      John J. Flynn

/s/   Malcolm T. Kitson                          Director                                      June 26, 2000
----------------------------------------------
      Malcolm T. Kitson

/s/   Stanley Meisels                            Director                                      June 26, 2000
----------------------------------------------
      Stanley Meisels

/s/   Louis V. Varone                            Director                                      June 26, 2000
----------------------------------------------
      Louis V. Varone

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2000.

                                    The Dime Savings Bank of Williamsburgh
                                    401(k) Savings Plan in RSI Retirement Trust
                                    (Plan)


                               By: /s/  Anthony Bergamo
                                   -----------------------
                                        Anthony Bergamo


                               By: /s/  Fred P. Fehrenbach
                                   -----------------------
                                        Fred P. Fehrenbach


                               By: /s/  Malcolm T. Kitson
                                   -----------------------
                                        Malcolm T. Kitson


                               By: /s/  Stanley Meisels
                                   -----------------------
                                        Stanley Meisels

                                                   EXHIBIT INDEX



EXHIBIT
NUMBER                                              DESCRIPTION                                            PAGE NO.
------                                              -----------                                            --------
4.1        The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI
           Retirement Trust........................................................................................

4.2        Amendment Number One to The Dime Savings Bank of Williamsburgh 401(k) Savings
           Plan in RSI Retirement Trust. ..........................................................................

4.3        Trust Agreement between The Dime Savings Bank of Williamsburgh and Marine
           Midland Bank, made as of May 6, 1996....................................................................

4.4        Agreement and Declaration of Trust for the RSI Retirement Trust.........................................

4.5        Certificate of Incorporation of Dime Community Bancshares, Inc. (incorporated by reference to the Registrant's Annual Report on Form 10-K for the
           fiscal year ended June 30, 1998, filed with the Commission on
           September 28, 1998).*

4.6        By-Laws of Dime Community Bancshares, Inc. (incorporated by reference to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended June 30,
           1998, filed with the Commission on September 28, 1998).*

4.7        Rights Agreement between the Registrant and ChaseMellon Shareholder
           Services, L.L.C. dated as of April 9, 1998, incorporated by reference to Exhibit 99.3 to the Registration Statement on Form 8-A filed with the Commission on April 15, 1998.*

23.1       Consent of Deloitte & Touche LLP........................................................................

* Incorporated by reference